Exhibit 10.27

AMENDED & RESTATED

LIMITED LIABILITY COMPANY

OPERATING AGREEMENT

OF

LTI, LLC

Dated September 20, 2011

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS REGISTERED AND QUALIFIED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, THE TERMS AND CONDITIONS OF WHICH ARE SET FORTH IN THIS AGREEMENT.

AMENDED & RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

LTI, LLC

This AMENDED & RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of LTI, LLC, a Delaware limited liability company (the “Company”), dated as of September 20, 2011 and effective as of January 10, 2012 (the “Effective Date”), is entered into among the Company, Liquid Trading International, a limited liability partnership formed in England and Wales, (the “Class A Member” and “Manager”)) and the Class B Members (the “Class B Members” and together with the Class A Members, the “Members”), whose names and address are set forth on Exhibit A attached hereto. (The Members and the Company are each individually referred to herein as a “Party” and collectively, the “Parties”).

WHEREAS, the Company and the Class A Member entered into a Limited Liability Company Agreement of the Company on August 26, 2011 (the “Original Agreement”);

WHEREAS, the Company, the Class A Member and the Class B Members desire to amend and restate the Original Agreement in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by all Parties, the Parties agree as follows.

ARTICLE I

DEFINITIONS

“Admission” means the admission of the entire issued share capital of the Holding Company to trading on AIM and such admission becoming effective.

“AIM” means the market known as AIM and operated by London Stock Exchange plc.

“Capital Account” means, as of any date, the capital account maintained for each Member in accordance with the provisions of Article VIII.

“Capital Contribution” means the amount of money and/or the agreed upon fair market value of property as set forth on Exhibit A contributed to the Company by a Member or such Member’s predecessor in interest on the date of contribution net of liabilities that the Company is considered to assume or to be subject to under Section 752 of the Code.

“Class A Member” means any Member holding Class A Units and includes any Person admitted as an additional Class A Member after the date hereof or a substitute Class A Member.

“Class A Units” means Units having the rights and obligations specified for Class A Units in this Agreement.

“Class B Member” means any Member holding Class B Units and includes any Person admitted as an additional Class B Member after the date hereof or a substitute Class B Member.

“Class B Units” means Units having the rights and obligations specified for Class B Units in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company Minimum Gain” shall have the same meaning as the meaning of “partnership minimum gain” set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Disposition” means, with respect to specified securities, a sale, assignment, transfer, exchange, bequest, gift, pledge, encumbrance, attachment, conversion or other disposition in any manner, whether voluntary or involuntary, or by operation of law (such as upon death or bankruptcy or in connection with a decree of divorce) or otherwise.

“Fiscal Year” means the calendar year ending on December 31st or such other annual accounting period as may be established by the Manager.

“Holding Company” means a company to be formed for the purpose of acquiring certain rights in the Class A Member and other entities which the parties intend will be admitted to trading on AIM.

“Initial Cost” means, with respect to a Class B Unit, the purchase price paid for such Class B Unit pursuant to the applicable Member’s Subscription Agreement.

“Member Nonrecourse Debt Minimum Gain” shall have the meaning set forth for “partner nonrecourse debt minimum gain” in Regulation Section 1.704-2(i)(3).

“Liquidation Event” means, one or a series of related transactions, events or occurrences resulting in (i) the liquidation, dissolution or winding up of the Company; (ii) the sale, exchange or other transfer of all or substantially all of the assets or outstanding Units of the Company; or (iii) any merger, consolidation, reorganization, or other business transfer or combination of the Company or series of such transactions, as a result of which the Members of the Company prior to such transaction are not in control of the surviving entity.

“Modified Negative Capital Account” means a deficit balance in a Member’s Capital Account after giving effect to any amounts the Member is obligated to contribute or restore to the Company pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and subsequently such Member’s share of the items described in Regulation Section 1.704-2(b)(2)(ii)(d)(4), (5) and (6).

“Nonrecourse Deductions” shall have the meaning set forth in Regulation §1.704-2(b)(1).

“Permitted Disposition” means (a) any Disposition of Company securities to another Member, or to a trust, partnership, limited liability company or other entity of which any Member is the controlling partner, member or equity owner (it being expressly agreed that if the Member shall at any time no longer be the controlling partner, member or equity owner of such entity, it shall be deemed a Disposition hereunder at the time of such change of control), (b) with respect to a Member that is an entity, a disposition of Units by the entity to some or all of the owners of equity interests in such entity, (c) any Disposition of Company securities made for bona fide estate planning purposes, either during the Member’s lifetime or on death by will or intestacy to his spouse, child (natural and adopted), or any other direct lineal descendant of the Member (or his spouse) (all of the foregoing collectively referred to as “Family Members”), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by the Member or any such Family Members, or (d) the succession to a Member’s Units by the immediate legal successor or representative of such Member upon the termination, dissolution or bankruptcy of a Member, subject to the terms, conditions and restrictions of this Agreement, in each case, the Member making such Permitted Disposition shall comply with the applicable requirements of Section 7.1.3.

“Person” means an individual, proprietorship, trust, estate, personal representative, partnership, joint venture, association, limited liability company, corporation, or other entity.

“Regulations” means the Federal income tax regulations (final or temporary) issued under the Code, as amended from time to time.

“Subscription Agreement(s)” shall mean those certain Class B Unit Subscription Agreements, dated on or about the date hereof by and among, the Company and each of the Class B Members.

“Unit(s)” means the indicia of a Member’s ownership of limited liability company interests in the Company as set forth on Exhibit A hereto. Units maybe expressed in whole or fractions.

“Use of Proceeds Agreement” means that certain Use of Proceeds Agreement, dated on or about the date hereof, by and between the Company and the Class A Member.

ARTICLE II

ORGANIZATION

2.1. Name. The name of the Company is LTI, LLC. The business of the Company may be conducted under such trade or fictitious names permitted by the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq) (as amended from time to time, the “Act”) as the Manager may determine.

2.2. Formation. The Company was formed pursuant to its certificate of formation (the “Certificate of Formation”) filed on the August 22, 2011, with the Secretary of State of the State of Delaware, pursuant to and in accordance with the Act. This Agreement shall constitute the “limited liability company agreement” (as that term is used in the Act) of the Company and amends, restates and supersedes the Original Agreement in its entirety.

2.3. Office of the Company. The principal business office of the Company is to be located at such location as may be determined by the Manager.

2.4. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

2.5. Registered Office. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

2.6. Purposes. The purposes of the Company are to engage in any business or activity permitted under the Act and any other applicable laws, and to engage in all actions necessary, convenient or incidental to the foregoing.

2.7. No State Law Partnership. The Company is a Delaware limited liability company that will be treated as a partnership only for federal income tax purposes, and if applicable, state tax purposes, and no Member shall be deemed to be a partner or joint venturer of any other Member, for any purposes other than federal income tax purposes and, if applicable, state tax purposes, and this Agreement shall not be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment

ARTICLE III

MEMBERS

3.1. Units: Member Schedule. The respective, names, addresses, aggregate Capital Contributions and the number and type of Units and percentage interests of the Members are as set forth on Exhibit A attached hereto (the “Member Schedule”), which may be updated from time to time by the Manager, without further action by the Members, to reflect changes in the information thereon that occur pursuant to the Use of Proceeds Agreement and this Agreement and that otherwise are not in violation of the terms of this Agreement or the Act. The Company and each Member each acknowledges that (a) the respective Units held by each Member as set forth on the Member Schedule (as in effect on the Effective Date) were issued to such Member, and such Member was admitted as a member of the Company on or prior to the Effective Date and (b) each Member’s aggregate Capital Contributions as set forth in the Member Schedule represent the amount of cash and the fair market value of property other than cash that such Member has contributed to the Company in the aggregate as of the Effective Date in exchange for that amount of Units as set forth opposite such Members name on the Member Schedule. The Company shall provide a complete and accurate Member Schedule to any Member upon the written request of such Member.

3.2. Voting Rights of Members. In accordance with Sections 18-302 and 18-402 of the Act, the management of the Business and affairs of the Company shall be vested exclusively in, and is hereby delegated by the Members to, the Manager. Class A Units shall be voting units with each Class A Unit having one (1) vote per Class A Unit. Except for as provided for in Section 4.3, the Class B Units shall be non-voting Units and the Class B Members shall have no voting rights or any rights to manage or control the Company.

3.3. No Third Party Beneficiaries. The provisions of this Agreement relating to the financial obligations of Members are not intended to be for the benefit of any creditor or other Person (except for Members) to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Company or any of the Members, and, except for Members, no creditor or other person shall obtain any right under any of such provisions or shall by reason of any of such provisions make any claim in respect of any debt, liability or obligation (or otherwise) against the Company or any of the Members.

3.4. Outside Interests of the Members. Each Member acknowledges and agrees that, except and to the extent restricted by independent agreements between or among one or more Members of the Company, the Members and their affiliates may invest in and/or possess an interest in other business ventures of any nature and description, independently or with others, and neither the Company nor any of such other Members shall have any right by virtue of this Agreement in or to any such investment or interest of the Members or their affiliates to any income or profits derived therefrom.

ARTICLE IV

MANAGER

4.1. Power and Authority of the Manager. The Manager shall (i) exercise complete and exclusive control of the management of the Company’s business and affairs, and (ii) have the right, power and authority on behalf of the Company, and in its name, to exercise all of the rights, powers and authorities of the Company under the Act. The initial Manager of the Company shall be the Class A Member and as an authorized person within the meaning of § 18204 of the Act, is hereby authorized to sign, deliver and file, or cause the execution, delivery and filing of, any amendments to and/or restatements of the Certificate of Formation and any other certificates (and any amendments thereto and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

4.2. Written Consents. Any action may be taken without a meeting if the Manager consents in writing, setting forth the actions that are taken, is signed either before or after such action by the Manager as required to approve such action and delivered to the Company for inclusion in the Company’s records. Such actions shall be effective when the Manager signs the consent, unless the consent specifies a different effective date, in which case the action taken shall be effective on the date specified therein. Any such consent shall have the same force and effect as a vote of the Manager at a meeting.

4.3. Class B Member Consent; Protective Provision. Notwithstanding anything contained herein, neither the Company nor the Manager shall be permitted to amend the Use of Proceeds Agreement without the prior written consent of the majority of the Class B Members.

4.4. Company Officers. The Manager may appoint a President or Chief Executive Officer, a Chief Financial Officer, Vice Presidents, a Secretary, a Treasurer, and such other officers as they shall deem necessary to perform the duties assigned to officers of the Company by the Manager. Any person may hold two or more offices. The officers of the Company shall have such authority to perform such duties in the management of the Company as may be provided in any employment agreements to which the Company and such officers are parties or as determined by resolution of the Manager, in each case to the extent not inconsistent with this Agreement. The appointment of an officer shall not of itself create any contract rights in favor of the officer, and, subject to the terms of any employment agreement to which the Company and any officer of the Company are parties, any officer of the Company may be removed summarily with or without cause, at any time, by the Manager. All officers shall hold office until their successors are appointed unless sooner removed from office as provided below or there is a resignation. Vacancies shall be filled by the Manager.

4.5. Third Party Reliance. Third parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of the Manager and duly appointed officers, subject only to the express limitations set forth in this Agreement or by law.

4.6. No Duty to Consult. Except as otherwise provided herein, the Manager shall have no duty or obligation to consult with or seek the advice of the Members in connection with the conduct of the business of the Company.

4.7. Duties of the Manager. The Manager will devote such time, effort and skill in the management of the Company’s business affairs as it deems necessary and proper for the Company’s welfare and success. The Manager may engage in and/or possess an interest in other business ventures of any nature or description, independently or with others, and neither the Company nor its Members will have any right by virtue of this Agreement in or to any independent venture of the Manager or any income or profits derived therefrom.

ARTICLE V

LIMITATION OF LIABILITY

5.1. Exculpation. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are and will be solely the debts, obligations and liabilities of the Company, and no Members will be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company. This Section 5.1 shall survive the termination of this Agreement.

ARTICLE VI

DISTRIBUTIONS

6.1. Distributions. The Manager shall be permitted to make determinations regarding the amounts and timing of distributions. Upon such determinations by the Manager, the Company shall make such distributions, to the Members pro rata in accordance with each Member’s percentage interests, as set forth on the then current Member Schedule. The foregoing distributions may be made without regard to the balances in the Capital Accounts of the Members at the time of distribution.

6.2. Withholding. All amounts withheld pursuant to the Code or any provision of any foreign, state or local tax law or treaty with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article VI for all purposes of this Agreement. The Company is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, foreign, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, foreign, state or local law or treaty and shall allocate such amounts to those Members with respect to which such amounts were withheld.

ARTICLE VII

TRANSFERS OF UNITS

7.1. Restrictions on Transfer.

7.1.1. Generally. A Disposition of all or any part of a Member’s Units, other than a Permitted Disposition, may not be made except as specifically set forth in this Article VII. Any attempted Disposition of a Member’s Units not specifically authorized herein shall be invalid, null and void ab initio.

7.1.2. Effect of Transfer. A Member who has made a Disposition of all or any portion of his Units in accordance with the provisions of this Article VII shall cease to have any right or entitlement to (i) share in the distributions of the Company in respect of such transferred Units, (ii) share in the tax allocations in respect of such transferred Units, or (iii) hold or vote any Units corresponding to such transferred Units.

7.1.3. Transfer Requirements. Other than a Permitted Disposition (which shall be expressly allowed if otherwise in compliance with this Section 7.1.3), a Member shall not make or permit a Disposition of all or any portion of its Units or make or permit any filing, election or other action which could result in a deemed Disposition of such Units without the prior written consent of the Manager (an “Authorized Disposition”), which consent may be withheld in the sole discretion of the Manager. In connection with any Disposition, including any Permitted Disposition, the Manager may require: (i) an opinion of counsel, satisfactory to the Manager, that the registration of the Unit(s) is not required under the Securities Act of 1933, as amended, or any applicable state securities laws and that such Disposition (either considered alone or in the aggregate with prior transfers by the Members) will not result in the termination of the Company for federal income tax purposes; and (ii) a written agreement from the Person to whom the Disposition of the Units is made, acceptable to the Manager, that such Person will be bound by, and will take such Units subject to, the obligations, conditions and restrictions hereunder as same applies to Members or their Units. Notwithstanding anything to the contrary, in the event of a Permitted Disposition, the Member making such Permitted Disposition shall provide the Manager with written notice of the Permitted Disposition at least five (5) business days prior to the effective date of the Permitted Disposition detailing the number of Units being transferred, the name and address of the transferee, and the allocated Capital Account being transferred to the transferee.

7.1.4. Continuation of Restrictions on Successors. Notwithstanding anything to the contrary in this Section 7.1, the restrictions of this Section 7.1 shall apply to any further Disposition of Units by a successor to any Units to the same extent that, under the circumstances, such restrictions would have applied to the terminated, dissolved, bankrupt or otherwise transferring Member. Upon notice of demand from the Manager, such successor shall execute a written agreement satisfactory to the Manager acknowledging that such Person shall be bound by, and take the applicable Units subject to, the obligations, conditions and restrictions of this Agreement as same applies to Members and their respective Units.

7.2. Use of Proceeds Agreement. Each Class B Member agrees to take any and all actions reasonably necessary in order to consummate the transactions contemplated by the Use of Proceeds Agreement.

ARTICLE VIII

TAX AND ACCOUNTING MATTERS

8.1. Tax Information. The Company shall deliver, at the expense of the Company, to each Member as soon as possible after the end of each taxable year, but in any event, no later than March 1, the information relating to the Company necessary for the preparation of the Members’ federal income tax returns.

8.2. Tax Matters Partner. The Manager is designated as the “tax matters partner” for purposes of the Code. The Manager may name a substitute or successor at any time.

8.3. Capital Accounts.

8.3.1. A Capital Account shall be established and maintained for each Member. A Member shall have a single Capital Account, regardless of the time or manner in which any portion of such Member’s Units were acquired. If a Member makes or permits a Disposition of all or any portion of his Units to another Member or substituted Member in accordance with this Agreement, the transferee shall succeed to the Capital Account of the transferor Member to the extent such Capital Account relates to the transferred Units. The Capital Accounts of each Member as of the Effective Date are set forth on Member Schedule.

8.3.2. As of any date, a Member’s Capital Account shall consist of: (i) the sum of (A) the amount of money contributed by such Member or his predecessor in interest to the Company, (B) the agreed upon fair market value of property contributed by such Member or his predecessor in interest to the Company, (C) allocations to such Member or his predecessor in interest of net profits (or items thereof), including income and gain exempt from tax, and (D) the amount of any Company liabilities assumed by such Member or his predecessor in interest or that are secured by any Company assets distributed to such Member or his predecessor in interest; minus (ii) the sum of (A) the amount of money distributed to such Member or his predecessor in interest by the Company, (B) the fair market value of property distributed to such Member or his predecessor in interest by the Company, (C) the amount of any liabilities of such Member or his predecessor in interest assumed by the Company or secured by any property contributed by such Member or his predecessor in interest to the Company other than those taken into account in calculating Capital Contributions, (D) allocations to such Member or his predecessor in interest of expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as such expenditures under the Regulations, and (E) allocations to such Member or his predecessor in interest of net Loss (or items thereof).

8.3.3. Subject to the affirmative vote of the Manager, the Capital Account of each Member may be adjusted to reflect a revaluation of the Company’s assets upon the occurrence of the following events:

(i) The distribution of money or other property (other than a de minimis amount) by the Company to a withdrawing or continuing Member as consideration for any Unit(s);

(ii) The liquidation of the Company within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g);

(iii) The provision of services to the Company as consideration for an interest in the Company; and

(iv) The contribution of money or other property to the Company as consideration for an interest in the Company.

The adjustment (A) shall be based on a reasonable estimate of the fair market value of Company assets (taking Section 7701(g) of the Code into account) on the date of adjustment, as conclusively determined by the good faith action of the Manager, (B) shall not require an appraisal unless the Manager determines otherwise in its good faith discretion and (C) shall reflect the manner in which the unrealized income, gain, loss or deduction inherent in the assets (that have not previously been reflected in Capital Accounts) would be allocated among the Members if there were a taxable disposition of the property for fair market value on that date. The purpose of this adjustment is to maintain as much as possible an equality between the Capital Account balance per Unit of new Members and Members previously admitted.

8.3.4. If any Company asset has a book value that differs from the adjusted tax basis of that asset, then the Capital Accounts shall be adjusted in accordance with Regulation Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss computed for book purposes rather than tax purposes, with respect to such asset.

8.3.5. If there is any basis adjustment pursuant to an election under Section 754 of the Code, then Capital Accounts shall be adjusted to the extent required by the Regulations.

8.3.6. The principles governing the adjustments of Capital Accounts are intended to satisfy the capital account maintenance requirements of Regulation Section 1.704-(b)(2)(iv) and shall be construed consistently therewith. If in the reasonable opinion of the Company’s accountants the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 8.3 should be modified to comply with Section 704(b) of the Code and the Regulations thereunder, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 8.3, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

8.4. Additional Provisions on Capital Accounts and Contributions.

8.4.1. No Member shall be paid interest on his Capital Account.

8.4.2. Except as otherwise provided in this Agreement, no Member shall have the right to demand or receive cash or other property of the Company in return of his Capital Contributions.

8.5. Allocation of Profits and Losses. For each Fiscal Year of the Company, after adjusting each Member’s Capital Account for all Capital Contributions and distributions during such Fiscal Year and all special allocations pursuant to Section 8.6 with respect to such Fiscal Year, all profits and losses (other than profits and losses specially allocated pursuant to Section 8.6) shall be allocated to the Members’ Capital Accounts in a manner such that, as of the end of such Fiscal Year, the Capital Account of each Member (which may be either a positive or negative balance) shall be equal to (a) the amount which would be distributed to such Member, determined as if the Company were to liquidate all of its assets for the book value thereof and distribute the proceeds thereof pursuant to Section 9.2, minus (b) the sum of (i) such Member’s share of Company Minimum Gain and Member Minimum Gain and (ii) the amount, if any, which such Member is obligated to contribute to the capital of the Company as of the last day of such Fiscal Year.

8.6. Regulatory and Special Allocations. Notwithstanding the provisions of Section 8.5:

8.6.1. Company Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of taxable income or gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulation Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Regulation §§1.704-2(f)(6) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirement in Regulation §1.704-2(f) and shall be interpreted consistently therewith.

8.6.2. Member Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain during any Fiscal Year, each Member that has a share of such Member Minimum Gain shall be specially allocated items of taxable income or gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that Member’s share of the net decrease in Member Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Regulation §§1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Regulation §1.704- 2(i)(4) and shall be interpreted consistently therewith.

8.6.3. Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations or distributions described in Regulation §1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the adjusted capital account deficit (determined according to Regulation §1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requirement in Regulation §1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

8.6.4. Nonrecourse Deductions and Member. Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in the same proportions as the proportions in which distributions are made to the Members pursuant to Section 6.1. Member Nonrecourse Deductions shall be allocated in the manner required by Regulation §1.704-2(i).

8.6.5. Ordering Rules. Anything contained in this Agreement to the contrary notwithstanding, allocations for any Fiscal Year or other period of Nonrecourse Deductions and Member Nonrecourse Deductions pursuant to Section 8.6.4 or of items required to be allocated pursuant to the minimum gain chargeback requirements contained in Section 8.6.1 and Section 8.6.2, shall be made before any other allocations hereunder.

8.6.6. Offsetting Allocations. If, and to the extent that, any Member is deemed to recognize any item of income, gain, deduction or loss as a result of any transaction between such Member and the Company pursuant to Sections 1272 1274, 7872, 483, 482 or 83 of the Code or any similar provision now or hereafter in effect, and the Manager determines that any corresponding Profit or Loss of the Member who recognizes such item should be allocated to such Member in order to reflect the Members’ Percentage Interests in the Company, then the Manager may so allocate such Profit or Loss.

8.6.7. Reallocation. The allocations set forth in Section 8.6.1 through 8.6.4 above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations under Section 704 of the Code. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss or make Company distributions. Accordingly, notwithstanding the other provisions of this Article VIII, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby to cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. In addition, if in any Fiscal Year or other period there is a decrease in Company Minimum Gain, or in Member Nonrecourse Debt Minimum Gain, and application of the minimum gain chargeback requirements set forth in Section 8.6.1 or Section 8.6.2 would cause a distortion in the economic arrangement among the Members, the Members may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

8.7. Tax Allocations.

8.7.1. Except as provided in Sections 8.7.1, 8.7.2 and 8.7.3, for federal, state and local income tax purposes, each item of income, gain, loss or deduction shall be allocated among the Members in the same manner and in the same proportion that the corresponding book items have been allocated among the Members’ respective Capital Accounts. As between any Member and its assignee, the profits and losses of the Company for federal, state and local income tax purposes for the Fiscal Year of the Company in which such assignment occurs shall be apportioned for federal income tax purposes in accordance with any convention permitted under Section 706(d) of the Code and selected by the Manager.

8.7.2. In accordance with Section 704(c) of the Code and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such asset for federal income tax purposes and its initial book value. Such allocations shall be made using the remedial method specified in Regulation §1.704-3(d).

8.7.3. In the event the book value of any Company asset is adjusted pursuant to Section 8.3.3, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its book value in the same manner as under Section 704(c) of the Code and the Regulations thereunder. Such allocation shall be made based on the remedial method specified in Regulation §1.704-3(d).

8.7.4. If a Member unexpectedly receives an adjustment, allocation or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that creates a Modified Negative Capital Account, then items of income or gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for such year) shall be allocated to that Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Modified Negative Capital Account created by the adjustments, allocations or distributions as quickly as possible. For purposes of this Section 8.7, in determining whether a Member has a Modified Negative Capital Account, there shall be taken into account those adjustments, allocations and distributions that, as of the end of the year, are reasonably expected to be made.

8.8. Economic Consistency Special Allocations. The special allocations in Sections 8.6 and 8.7 are intended to comply with the Regulations under Code Section 704(b). Notwithstanding any other provision of this Article VIII, those special allocations shall be taken into account in computing subsequent allocations of profits and losses or items thereof pursuant to this Article VIII, so that, to the extent possible, the net amount of any item so allocated and the profits and losses and all other items allocated to each Member pursuant to this Article VIII shall be equal to the net amount that would have been allocated to each such Member pursuant to this Article VIII if those special allocations had not occurred.

ARTICLE IX

TERMINATION OR CONTINUATION

9.1. Events of Dissolution. Any of the following events shall cause the dissolution and winding up of the Company (each a “Dissolution Event”):

9.1.1. Written consent of the Manager of such dissolution in accordance with the terms of this Agreement;

9.1.2. A Liquidation Event; or

9.1.3. the entry of a decree of judicial dissolution under § 18-802 of the Act.

9.2. Winding Up Company Affairs. In the event of the Company’s dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company are to be applied in the manner, and in the order of priority, set forth in § 18-804 of the Act.

9.2.1. The Company shall terminate when all assets of the Company have been sold and/or distributed and all affairs of the Company have been wound up. The Manager and/or Members shall execute and file any certificate or other document which may be appropriate to indicate such termination. If the Company is “liquidated” within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), then the liquidating distributions shall be made by the later of (i) the end of the Company taxable year in which liquidation occurs, or (ii) ninety (90) days after the date of liquidation.

ARTICLE X

AMENDMENTS

10.1. Amendments. Except as otherwise specifically provided by law or by any other provision of this Agreement, the provisions of this Agreement may be amended or modified only upon the approval of the Manager and the holders of majority of the Class A Units.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1. Bank Accounts. The funds of the Company shall be deposited in the name of the Company in such bank or savings and loan account as may be designated by the Manager, and the Manager shall arrange for the appropriate conduct of such accounts, including the signatures to be required. Unless and until changed by the Manager, the officers of the Company, shall have signatory authority on each bank or savings and loan accounts of the Company. Following the date that is six months following the date of this Agreement, expenses of the Company shall be paid out of such accounts and no Company expenses incurred in the ordinary course of business shall be charged to third party accounts.

11.2. Books and Records. The Manager shall keep or cause to be kept complete and accurate books of account, in which shall be entered fully and accurately each and every transaction of the Company, and the records required to be maintained by the Company pursuant to the Act. The Company’s books and records shall be maintained at the principal office of the Company or at such other place as the Company may from time to time designate, and each Member shall at all reasonable times have access to and the right to inspect and copy such books and records, either directly or through a person designated by him. The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied

11.3. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and performed entirely in Delaware. Each Party hereto submits to the jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts and in any action or proceeding by personal delivery or by the mailing copies thereof by registered or certified mail, postage prepaid and return receipt requested, to the other parties at their address for notices set forth herein, such service to become effective ten (10) days after such delivery or mailing. Nothing contained herein shall affect the right of the parties to service of process in any other manner permitted by law.

11.4. Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

11.5. Construction. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

11.6. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the terms or provisions within this Agreement.

11.7. Successors. Subject to the limits on transferability contained herein, each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors, heirs, and assigns of the respective parties.

11.8. Execution and Counterparts. This Agreement and any amendments may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement. In addition, this Agreement and any amendments may be executed through the use of counterpart signature pages. The signature of any Party on any counterpart agreement or counterpart signature page shall be deemed to be a signature to, and may be appended to, one document. The signature of any Party delivered by facsimile shall have the full force and effect of an original signature.

11.9. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Members with respect to the subject matter hereof, and supersedes all prior agreements and understandings between such Members relating to the subject matter hereof. No amendment, modification, termination or waiver of any provision of this Agreement shall be effected unless the same shall be set forth in writing and in compliance with Article X.

11.10. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on Member Schedule or at such other address as such party may designate from time to time by written notice to the Company. Any notice sent by electronic mail or facsimile must be sent simultaneously by a method described in clause (a), (c), or (d) above

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the Effective Date.

THE COMPANY:

LTI, LLC

By:	/s/ Brian Ferdinand
	Name:	Brian Ferdinand
For and on behalf of Liquid Trading International, LLP as Manager of LTI, LLC

By:	/s/ Richard Schaeffer
	Name:	Richard Schaeffer
For and on behalf of Liquid Trading International, LLP as Manager of LTI, LLC

CLASS A MEMBER:

Liquid Trading International, a limited liability partnership

By:	/s/ Brian Ferdinand
	Name:	Brian Ferdinand
	Title:	Member

By:	/s/ Richard Schaeffer
	Name:	Richard Schaeffer
	Title:	Member

Signature Page to LLC Agreement

LTI, LLC

CLASS B MEMBER:

By:	/s/ Joshua C Kurzban
	Name:	Joshua C Kurzban
Title:

By:	/s/ Robert Okin
	Name:	Robert Okin
Title:

Unqua Holdings Inc.

By:	/s/ Daniel P Harley
	Name:	Daniel Harley
	Title:	Owner/Member

By:	/s/ Churchil Adams/ Marc Cohen
	Name:	Marc Cohen
	Title:	Managing Partner

By:	/s/ Scott Banerjee
	Name:	Scott Banerjee
	Title:	Sole Proprietor, SKB Liquid

By:	/s/ John Allen
	Name:	John Allen
	Title:	CEO Lancers Trading, LLC

By:	/s/ Edward Feigles /s/ Kathryn Green
Name:
Title:

Signature Page to LLC Agreement

LTI, LLC

CLASS A AND CLASS B MEMBER:

LIQUID HOLDINGS GROUP, LLC.

By:	/s/ Brian Ferdinand
Name:
Title:

By:	/s/ Brian Ferdinand
Name:
Title:

By:	/s/ Brian Ferdinand
Name:
Title:

By:	/s/ Brian Ferdinand
Name:
Title:

By:	/s/ Brian Ferdinand
Name:
Title:

Signature Page to LLC Agreement

LTI, LLC

Exhibit A

Member Schedule

as of

January 10, 2012

Member	Address	Aggregate Capital Contributions	Number and Type of Units
Liquid Trading International, LLP	20-22 Bedford Row London	$1	1 Class A Unit
Joshua C. Kurzban	15089 Stearns Street Overland Park, KS 66221	$300,000	300 Class B Units
Robert Okin	9 Sterling Road South Armonk, NY 10504	$100,000	100 Class B Units
Unqua Holdings, Inc.	c/o Daniel Harley 45 Griffing Ave. Amityville, NY 11701	$1,000,000	1,000 Class B Units
Churchill Advisors, LLC	c/o Marc Cohen 14 Illingsworth Ave. Tenafly, NJ 07670	$750,000	750 Class B Units
SKB Liquid LLC	c/o Scott Banerjee 800 3rd Ave., Fl. 39 New York, NY 10022	$200,000	200 Class B Units
Lancers Trading, LLC	c/o John Allen 8 Dorothy Ave. Livingston, NJ 07039	$400,000	400 Class B Units
Edward Feigeles/Kathryn Green	190 East 72nd Street, #33CD New York, NY 10022	$1,500,000	1,500 Class B Units

AMENDMENT NO. 1

TO

AMENDED & RESTATED LIMITED LIABILITY COMPANY OPERATING

AGREEMENT OF LTI, LLC

THIS AMENDMENT NO. 1 TO AMENDED & RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF LTI, LLC (the “Company”), effective as of September 29, 2012 (this “Amendment”), amends that certain Amended & Restated Limited Liability Company Agreement of the Company, dated September 20, 2011 (the “LLC Agreement”), among the Company, Liquid Trading International, LLP (the “Class A Member” and “Manager”) and the Class B Members (as defined therein).

WHEREAS, pursuant to Article X of the LLC Agreement, the provisions of the LLC Agreement may be amended or modified only upon the approval of the Manager and the holders of a majority of the Class A Units; and

WHEREAS, the execution of this Amendment by the Class A Member and Manager shall constitute the approval required to amend the LLC Agreement.

NOW, THEREFORE, in consideration of the following, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1. Amendments to LLC Agreement.

(a) The definition of “Liquidation Event” in Article I shall be deleted in its entirety.

(b) Section 9.1 shall be deleted in its entirety and replaced with the following:

“9.1. Events of Dissolution. Either of the following events shall cause the dissolution and winding up of the Company (each, a “Dissolution Event”):

9.1.1. written consent of the Manager of such dissolution in accordance with the terms of this Agreement; or

9.1.2 the entry of a decree of judicial dissolution under § 18-802 of the Act.”

2. Jurisdiction and Integration. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law in such state. This Amendment, together with the LLC Agreement, contains the entire understanding between the parties hereto relating to the subject matter hereof and supersedes any prior understandings and agreements, whether oral or written, among the parties respecting such subject matter.

3. Binding Agreement. This Amendment shall be binding upon the parties hereto, their successors, assigns and legal representatives.

4. Full Force and Effect. Except as expressly amended by this Amendment, the LLC Agreement shall continue in full force and effect in accordance with the provisions thereof. In the event of any conflict or inconsistency between the terms and conditions of the LLC Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control.

[Signature Page Follows]

2

CLASS A MEMBER AND MANAGER:

LIQUID TRADING INTERNATIONAL, LLP

By:	/s/ Brian Ferdinand
Name:	Brian Ferdinand
Title:	Manager

[Signature Page to Amendment No. 1]